Q 3 2 0 2 1 SHAREHOLDER LET TER

P E L O T O N Q 3 : 2 0 2 1 | 2 P E L O T O N I N T E R A C T I V E , I N C . THIRD QUARTER F Y 2021 HIGHLIGHTS All financial comparisons are on a year-over-year basis unless otherwise noted. • Q3 ending Connected Fitness Subscriptions grew 135% to over 2.08 million and paid Digital Subscriptions grew 404% to approximately 891,000; total Members grew to over 5.4 million • Q3 total revenue grew 141% to $1,262.3 million • Q3 Connected Fitness Subscription Workouts grew 239% to over 149.5 million, averaging 26.0 Monthly Workouts per Connected Fitness Subscription, versus 17.7 in the year-ago period • Q3 Average Net Monthly Connected Fitness Churn was 0.31%; Q3 12-month retention rate was 92% • Q3 Gross Margin was 35.2%; Connected Fitness Product Gross Margin was 28.4%, Subscription Gross Margin was 64.6%, and Subscription Contribution Margin was 68.4% • Q3 Net Loss was $(8.6) million, $(0.03) per basic and diluted share; Q3 Adjusted EBITDA was $63.2 million, representing an Adjusted EBITDA Margin of 5.0% Management will offer revised full-year guidance during prepared remarks on today’s earnings conference call, accessible via https://investor.onepeloton.com/investor-relations/. C O N N E C T E D F I T N E S S S U B S C R I P T I O N S 0 400 800 1,200 1,600 2,000 Q3Q2Q1Q4Q3Q2Q1Q4 511 563 712 886 1,091 1,334 1,667 2,081 FY 2020FY 2019 FY 2021 (in $ millions)(in thousands) (in thousands) 0 250 500 750 1,000 1,250 Q3Q2Q1Q4Q3Q2Q1Q4 223.3 228.0 466.3 524.6 607.1 757.9 1,064.8 1,262.3 FY 2020FY 2019 FY 2021 Q U A R T E R L Y T O T A L R E V E N U E C O N N E C T E D F I T N E S S Q U A R T E R L Y W O R K O U T S A V G . M O N T H L Y W O R K O U T S P E R C O N N E C T E D F I T N E S S S U B 0 30,000 60,000 90,000 120,000 150,000 Q3Q2Q1Q4Q3Q2Q1Q4 17,759 19,171 24,345 44,155 76,817 77,767 98,075 149,541 FY 2020FY 2019 FY 2021 5 10 15 20 25 Q3Q2Q1Q4Q3Q2Q1Q4 12.0 11.7 12.6 17.7 24.7 20.7 26.021.1 FY 2020FY 2019 FY 2021

P E L O T O N Q 3 : 2 0 2 1 | 3 AUSTRALIA IS ALONG FOR THE RIDE Peloton Shareholders, Over the past year we have invested aggressively in the continued expansion of our supply chain, and you’ll recall that in last quarter’s shareholder letter we disclosed incremental investments in expedited shipping to reduce the wait times for our products. Today we’re pleased to say that these investments have yielded significant improvements for our Members, as average wait times for our original Bike are now back to pre-COVID-19 levels. While progress has been made, additional work remains to reduce delivery times across the remainder of our product portfolio and regions. Member engagement in the quarter was very strong, as our continued investments in content and software features clearly resonated with our Members. Monthly Average Workouts per Connected Fitness Subscription reached new all-time highs during what is traditionally our highest engagement quarter. Beyond validating our investments, strong engagement is the most powerful driver of Member retention. We also continued to advance our key strategic priority of international expansion. On March 8th, we announced our plan to expand to Australia, where fitness and wellness are embraced by millions and boutique fitness classes exhibited years of strong growth prior to the COVID-19 pandemic. We will initially offer our Bike and Bike+ products, which will be available through our e-commerce platform and three retail locations in Sydney and Melbourne. Peloton Digital will also be available, and Australian Members will have access to our full library of content, including new classes taught by Australian instructors. Looking ahead, we see significant growth opportunities in a broad range of international markets, though we have no additional launch announcements to make at this time.

P E L O T O N Q 3 : 2 0 2 1 | 4 As a Members-first company, we are committed to improving all aspects of our Member experience, so you can expect us to remain focused on optimizing our supply chain and improving the purchase process for our Members. A key component of our supply chain investments is our recently completed acquisition of Precor, which we officially closed on April 1. We’re excited to report that integration efforts associated with mapping out our commercial product and go-to-market strategies are well underway. As previously mentioned, we plan to begin limited manufacturing of Peloton products at Precor’s North Carolina facility by the close of this calendar year, with a goal to ramp production further in 2022. Precor equipment at The Hotel at Midtown in Chicago

PELOTON
BARRE

Q3 2021 SUMMARY

We ended the quarter with 2.08 million Connected Fitness Subscriptions, representing 135% year-over-year growth. Total revenue grew 141% to $1.26 billion, driven by strong demand for our Connected Fitness Products, an acceleration of deliveries as a result of expedited shipping investments, and sustained low churn levels. Digital Subscriptions grew 404% to 891 thousand, driven by improving free trial conversion rates. Operating expense grew 51% year-over-year to $458.6 million, reflecting continued investments in people and systems, a resumption of marketing facilitated by our supply chain improvements, and increases in research and development expense. Net loss was $(8.6) million and Adjusted EBITDA totaled $63.2 million, yielding a 5.0% Adjusted EBITDA margin, compared to a year-ago margin of 4.5%.

Total platform workouts (both Connected Fitness and Digital) grew to over 171 million from 48 million in the year-ago quarter. Underscoring the importance of fresh content for our Members, live workouts grew to 2.8 million, up 30% from our second quarter and 115% year-over-year. Reflecting strong Member engagement, Average Net Monthly Connected Fitness Churn reached a six-year low of 0.31% in the quarter.

Live Barre is the most recent modality addition to our live class lineup, with new live classes offered weekly. Expanding our floor-based Strength offering remains a key content priority as we seek to build the most comprehensive fitness platform, and we're excited to report that our Strength vertical continues to be the fastest growing of our floor-based modalities. Bradley Rose, our newest UK-based instructor, made his debut in March, breaking Peloton records as 12,000 Members joined his inaugural live class, a 5x increase over our next most popular instructor premiere.


BRADLEY
PELOTON

PELOTON Q3: 2021 | 5

PELOTON
VERZUZ
ARTIST SERIES
Peloton Verzuz Partnership

Themed content in the quarter included Black History Month and Women's History Month, with both recording over 1 million Member workouts. Responding to strong demand from our Member base, we've increased the release frequency of our ever-popular Artist Series classes, where we've now reached a weekly cadence. Grammy award winner Megan Thee Stallion posted the highest engagement among artists launched in the quarter, with over 430,000 classes taken by our Members. Capping the quarter, our content team announced an exclusive year-long partnership with music industry legends and super-producers Timbaland and Swizz Beatz, the creators of "Verzuz", a series of head-to-head musical celebrations featuring iconic artists such as Brandy and Monica.

New software features are key drivers of user engagement and we were pleased to launch two frequently requested additions this quarter. Introduced on January 14th, the Stacked Classes feature enables our Members to pre-program sequential classes to create a more seamless, cross-functional workout experience, similar to creating a music playlist. Enthusiastically embraced by Members, the Stacked Classes feature has averaged over 1.2 million daily users since launch. We also debuted the beta version of our Class Scheduling feature on iOS. Class Scheduling offers Members a convenient way to plan their workouts in advance and easily set up calendar reminders to keep them on track. In the coming months, we plan to roll out Class Scheduling across our full connected fitness platform.


·2021·
Black History Month


·2021·
Women's History Month

PELOTON Q3: 2021 | 6

PELOTON INTERACTIVE, INC.

FINANCIAL DISCUSSION

Connected Fitness Subscription and revenue growth exceeded our forecast. Incremental investments in expedited shipping allowed us to significantly increase our deliveries in the quarter, reducing our backlog of undelivered purchases. Average Monthly Connected Fitness Churn also meaningfully outperformed expectations and was the lowest level in six years. Our churn benefited from continued high Member engagement as well as system improvements designed to reduce "soft," or unintentional, Member churn.

REVENUE

We generated total revenue of $1,262.3 million, growing 141% year-over-year. Connected Fitness segment revenue was $1,022.9 million, representing 140% year-over-year growth and 81% of total revenue. Subscription revenue grew to $239.4 million, representing 144% year-over-year growth and 19% of total revenue, driven by strong Connected Fitness Product sales, an acceleration of expected deliveries, and a low Average Net Monthly Connected Fitness Churn of 0.31%. Our Connected Fitness Subscription base climbed to 2.08 million at the end of Q3, representing year-over-year growth of 135%. As of March 31, 98% of our Connected Fitness Subscriptions were on month-to-month payment plans.

In Q3, Average Monthly Workouts per Connected Fitness Subscription was 26.0, representing 47% year-on-year growth. Users with Connected Fitness Subscriptions worked out with us 149.5 million times, up from 44.2 million workouts in the same period last year, representing 239% year-over-year growth.

REVENUE

$1,262.3 million

141% Y/Y

CONNECTED FITNESS REVENUE

$1,022.9 million

140% Y/Y

SUBSCRIPTION REVENUE

$239.4 million

144% Y/Y

CONNECTED FITNESS ACTIVITY

149.5 million workouts

239% Y/Y

PELOTON Q3: 2021 | 7

PELOTON INTERACTIVE, INC.

FINANCIAL DISCUSSION

GROSS PROFIT

Gross profit in Q3 was $444.9 million and 35.2% of revenue, representing 81% year-over-year growth. Connected Fitness segment gross profit was $290.4 million in Q3, representing 53.7% year-over-year growth. Our Connected Fitness segment gross margin was 28.4%, a 1,593 basis point decline versus last year. Compared to the year-ago period, our Connected Fitness gross profit margin was primarily impacted by expedited shipping investments, the September 2020 Peloton Bike price reduction, and a modest mix shift of sales to our treadmill products.

Subscription gross profit was $154.5 million in Q3, representing 172% year-over-year growth. Subscription gross margin was 64.6%, up from 57.8% in the year-ago period. Subscription Contribution was $163.7 million in Q3, representing 162% year-over-year growth. Subscription Contribution Margin was 68.4%, versus the prior year at 63.6%. We continue to experience leverage against our fixed costs associated with content production and relative current period decreases in certain travel and studio expenses due to COVID-19 restrictions. This quarter also benefited from approximately 200 basis points from adjustments associated with reserve accrual estimates for certain variable subscription expenses.

For a reconciliation of non-GAAP financial measures to their corresponding GAAP measures, please refer to the reconciliation tables in the section titled "Key Operating Metrics and Non-GAAP Financial Measures--Non-GAAP Financial Measures."

GROSS PROFIT

$444.9 million

35.2% of revenue

CONNECTED FITNESS GROSS PROFIT

$290.4 million

28.4% of revenue

SUBSCRIPTION GROSS PROFIT

$154.5 million

64.6% of revenue

SUBSCRIPTION CONTRIBUTION

$163.7 million

68.4% of revenue

PELOTON Q3: 2021 | 8

PELOTON INTERACTIVE, INC.

FINANCIAL DISCUSSION

OPERATING EXPENSES

Total operating expense was $458.6 million, and grew 51% year-over-year, representing 36.3% of total revenue versus the prior year period of 58.0%.

Sales and marketing expense was $208.2 million, and grew 35% year-over-year, representing 16.5% of total revenue versus the prior year period of 29.5%. Spending was lower than forecasted due to the shift of some media spend into Q4.

General and administrative expense was $180.6 million, and grew 42% year-over-year, representing 14.3% of total revenue versus 24.2% in the year-ago period. Year-over-year growth was driven by continued investment in our teams and systems.

Research and development expense was $69.8 million and grew 210% year-over-year, representing 5.5% of total revenue, versus 4.3% in the year-ago period. Expense growth reflects increased investments behind new software features and hardware development pipeline, as well as accelerated spending associated with engineering recruitment and acquisition-related hiring.

TOTAL OPERATING EXPENSES

$458.6 million

36.3% of revenue

SALES AND MARKETING

$208.2 million

16.5% of revenue

GENERAL AND ADMINISTRATIVE

$180.6 million

14.3% of revenue

RESEARCH AND DEVELOPMENT

$69.8 million

5.5% of revenue

PELOTON Q3: 2021 | 9

PELOTON INTERACTIVE, INC.

FINANCIAL DISCUSSION

PROFITABILITY

Net loss for Q3 was $(8.6) million versus a net loss of $(55.6) million in the same period last year. Q3 Adjusted EBITDA was $63.2 million representing an Adjusted EBITDA Margin of 5.0% versus 4.5% in the same period last year. Basic and diluted loss per share was $(0.03).

BALANCE SHEET

We ended Q3 with $2.69 billion in cash, cash equivalents, and investments in marketable securities. We also have a $285 million revolving credit facility, which remains undrawn to-date.

Third quarter operating cash flow was $(151.2) million. Capital expenditures were $48.5 million, the majority of which were related to our New York City headquarters, London Studios, Taiwan manufacturing facilities, and retail footprint expansion.

NET LOSS

$(8.6) million

ADJUSTED EBITDA

$63.2 million

5.0% margin

CASH, CASH EQUIVALENTS, AND MARKETABLE SECURITIES

$2.69 billion

PELOTON Q3: 2021 | 10

P E L O T O N Q 3 : 2 0 2 1 | 1 1 P E L O T O N I N T E R A C T I V E , I N C . Q3 2021 CONFERENCE CALL AND WEBCAST Accordingly, actual results could differ materially due to a variety of factors, including: our ability to attract and retain our Connected Fitness and Digital Subscription base; our limited operating history; our ability to anticipate and satisfy consumer preferences; the effects of the highly competitive market in which we operate; market acceptance of our Connected Fitness Products, including our recently introduced products, Bike+ and Peloton Tread; our ability to successfully develop and timely introduce new products and services; our ability to accurately forecast consumer demand and adequately manage our inventory; our ability to maintain the value and reputation of the Peloton brand; a decrease in sales of our Bike; the continued growth of the connected fitness market; the loss of any one of our third-party suppliers, manufacturers, or logistics partners; our ability to achieve our objectives of strategic and operational initiatives; litigation and related costs; the impact of privacy and data security laws; and other general market, political, economic, and business conditions. Additional risks and uncertainties that could affect our financial results and business are included under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020, our most recent Quarterly Report on Form 10-Q, and our other Securities and Exchange Commission (SEC) filings, which are available on the Investor Relations page of our website at https://investor.onepeloton.com/ investor-relations and on the SEC website at www.sec.gov. All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward- looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward- looking statements for any reason after the date of this shareholder letter or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward- looking statements. W E B C A S T We will host a Q&A session at 5:00pm ET on Thursday, May 6th, 2021 to discuss our financial results. To participate in the live call, please dial 1 (800) 920-4315 (US / Canada) or 1 (212) 231-2934 (international) and provide conference ID 21993662. A live webcast of the call will be available at https://investor.onepeloton. com/investor-relations/ and will be archived on our site following the call. We want to thank our entire Peloton Family for all their hard work, especially our delivery, warehouse, and Member experience teams who continue to work under challenging circumstances to service our Members. We continue to be inspired by the courage and commitment of our growing Peloton community and remain committed to delivering the world’s leading connected fitness experience. Stay safe and well, Team Peloton S A F E H A R B O R S T A T E M E N T This shareholder letter includes forward-looking statements, which are statements other than statements of historical facts and statements in the future tense. These statements include, but are not limited to, statements regarding our future performance and our market opportunity, including expected financial results for the fourth quarter of fiscal year 2021 and full fiscal year 2021, the potential impact of COVID-19 on the fitness and wellness industry in general as well as our business, our business strategy and plans, including the pace that we scale our organization to meet high global demand for our products, the effectiveness of our investments in technology, content, manufacturing capabilities, supply chain, shipping, and operational systems and people initiatives, and our ability to narrow our order-to-delivery windows and decrease our substantial backlog of deliverables, our expectations regarding timing for the availability of our new Peloton Tread in various markets, and our objectives and future operations. Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties.

PELOTON INTERACTIVE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share and per share amounts)

ASSETS		03/31/2021 UNAUDITED		06/30/2020
Current assets:				
Cash and cash equivalents	$	2,055.9	$	1,035.5
Marketable securities		629.4		719.5
Accounts receivable, net		30.3		34.6
Inventories, net		614.2		244.5
Prepaid expenses and other current assets		184.0		124.5
Total current assets		3,513.8		2,158.6
Property and equipment, net		473.0		242.3
Intangible assets, net		78.5		16.0
Goodwill		65.3		39.1
Restricted cash		1.5		1.5
Operating lease right-of-use assets, net		550.7		492.5
Other assets		29.7		31.8
Total assets	$	4,712.4	$	2,981.8

LIABILITIES AND STOCKHOLDERS' EQUITY				
Current liabilities:				
Accounts payable and accrued expenses	$	855.2	$	361.7
Customer deposits and deferred revenue		363.7		363.6
Operating lease liabilities, current		45.2		33.1
Other current liabilities		18.6		13.9
Total current liabilities		1,282.7		772.2
Convertible senior notes, net		821.5		–
Operating lease liabilities, non-current		589.3		508.2
Other non-current liabilities		25.6		23.4
Total liabilities		2,719.1		1,303.8
Commitments and contingencies				
Stockholders' equity				
Common stock, *$0.000025 par value; 2,500,000,000 and 2,500,000,000 Class A shares authorized, 268,115,347 and 237,518,574 shares issued and outstanding as of March 31, 2021 and June 30, 2020, respectively; 2,500,000,000 and 2,500,000,000 Class B shares authorized, 29,746,911 and 50,538,538 shares issued and outstanding as of March 31, 2021 and June 30, 2020, respectively.*		–		–
Additional paid-in capital		2,548.9		2,361.8
Accumulated other comprehensive income		14.1		10.1
Accumulated deficit		(569.6)		(693.9)
Total stockholders' equity		1,993.4		1,678.0
Total liabilities and stockholders' equity	$	4,712.4	$	2,981.8

PELOTON Q3: 2021 | 12

PELOTON INTERACTIVE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

UNAUDITED *(in millions, except share and per share amounts)*

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020	Nine Months Ended March 31, 2021	Nine Months Ended March 31, 2020
Revenue:				
Connected Fitness Products	$ 1,022.9	$ 426.4	$ 2,494.4	$ 976.3
Subscription	239.4	98.2	590.6	242.5
Total revenue	1,262.3	524.6	3,085.0	1,218.8
Cost of revenue: (1)(2)				
Connected Fitness Products	732.5	237.4	1,659.5	567.6
Subscription	84.8	41.4	227.0	103.3
Total cost of revenue	817.4	278.8	1,886.6	670.9
Gross profit	444.9	245.8	1,198.4	548.0
Operating expenses:				
Sales and marketing (1)(2)	208.2	154.8	500.3	392.8
General and administrative (1)(2)	180.6	126.9	430.3	265.4
Research and development (1)(2)	69.8	22.5	153.9	60.6
Total operating expenses	458.6	304.2	1,084.4	718.8
(Loss) income from operations	(13.7)	(58.4)	113.9	(170.8)
Other (expense) income, net				
Interest expense	(4.9)	(0.4)	(5.7)	(1.6)
Interest income	1.6	5.9	6.7	14.3
Foreign exchange losses	(0.7)	(3.0)	(1.5)	(3.2)
Other income, net	—	0.1	—	0.1
Total other (expense) income, net	(4.0)	2.7	(0.5)	9.6
(Loss) income before provision for income taxes	(17.7)	(55.7)	113.4	(161.2)
Income tax benefit	(9.1)	(0.1)	(10.8)	(0.5)
Net (loss) income	$ (8.6)	$ (55.6)	$ 124.2	$ (160.7)
Net (loss) income attributable to Class A and Class B common stockholders	$ (8.6)	$ (55.6)	$ 124.2	$ (160.7)
Net (loss) income per share attributable to common stockholders, basic	$ (0.03)	$ (0.20)	$ 0.43	$ (0.80)
Net (loss) income per share attributable to common stockholders, diluted	$ (0.03)	$ (0.20)	$ 0.36	$ (0.80)
Weighted-average Class A and Class B common shares outstanding, basic	295,646,824	280,879,011	292,276,299	199,769,233
Weighted-average Class A and Class B common shares outstanding, diluted	295,646,824	280,879,011	348,094,379	199,769,233
Other comprehensive (loss) income:				
Net unrealized losses on marketable securities	$ (0.6)	$ (3.1)	$ (3.2)	$ (3.3)
Change in foreign currency translation adjustment	(2.0)	0.1	7.2	3.4
Total other comprehensive (loss) income	(2.6)	(3.0)	4.0	0.1
Comprehensive (loss) income	$ (11.2)	$ (58.6)	$ 128.2	$ (160.6)

PELOTON Q3: 2021 | 13

PELOTON INTERACTIVE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME (CONTINUED)

UNAUDITED *(in millions, except share and per share amounts)*

(1) Includes stock-based compensation expense as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,	
	2021	2020	2021	2020
Cost of revenue:				
Connected Fitness Products	$ 3.3	$ 0.5	$ 6.8	$ 1.2
Subscription	4.3	1.4	13.9	3.6
Total cost of revenue	7.6	1.9	20.6	4.8
Sales and marketing	5.7	2.4	13.7	6.0
General and administrative	22.5	13.5	60.4	38.1
Research and development	5.9	2.8	14.1	7.5
Total stock-based compensation expense	$ 41.7	$ 20.5	$ 108.8	$ 56.3

(2) Includes depreciation and amortization expense as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,	
	2021	2020	2021	2020
Cost of revenue:				
Connected Fitness Products	$ 1.3	$ 0.9	$ 4.2	$ 2.2
Subscription	4.9	4.3	13.9	11.7
Total cost of revenue	6.2	5.1	18.0	13.9
Sales and marketing	4.0	2.7	10.2	6.5
General and administrative	0.8	3.1	5.6	7.6
Research and development	3.6	0.1	5.0	0.2
Total depreciation and amortization expense	$ 14.5	$ 11.0	$ 38.8	$ 28.2

PELOTON Q3: 2021 | 14

PELOTON INTERACTIVE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

UNAUDITED *(in millions)*

	Nine Months Ended March 31, 2021	Nine Months Ended March 31, 2020
Cash Flows from Operating Activities:		
Net income (loss)	$ 124.2	$ (160.7)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:		
Depreciation and amortization expense	38.8	28.2
Stock-based compensation expense	108.8	56.3
Non-cash operating lease expense	44.4	33.5
Amortization of premium from marketable securities	7.4	3.8
Amortization of debt discount and issuance costs	4.6	0.2
Impairment of long-lived assets	3.3	—
Changes in operating assets and liabilities:		
Accounts receivable	6.0	(5.4)
Inventories	(363.7)	(46.2)
Prepaid expenses and other current assets	(34.7)	(24.3)
Other assets	(13.7)	(18.2)
Accounts payable and accrued expenses	444.2	64.0
Customer deposits and deferred revenue	(2.0)	124.0
Operating lease liabilities, net	(9.8)	(20.7)
Other liabilities	1.5	14.5
Net cash provided by operating activities	359.3	49.1
Cash Flows from Investing Activities:		
Purchases of marketable securities	(449.1)	(1,199.6)
Maturities of marketable securities	517.8	331.5
Sales of marketable securities	6.6	118.0
Purchases of property and equipment	(167.9)	(106.6)
Business combination, net of cash acquired	(57.7)	(45.6)
Asset acquisitions, net of cash acquired	(78.1)	—
Capitalization of internal-use software costs and other	(5.0)	(3.5)
Net cash used in investing activities	(233.4)	(905.9)
Cash Flows from Financing Activities:		
Proceeds from issuance of common stock upon initial public offering, net of offering costs	—	1,195.7
Proceeds from issuance of convertible notes, net of issuance costs	977.2	—
Purchase of capped calls	(81.3)	—
Proceeds from employee stock purchase plan withholdings	12.2	4.6
Proceeds from exercise of stock options	37.0	9.0
Taxes withheld and paid on employee stock awards	(53.9)	—
Principal repayments of finance leases	(0.7)	—
Net cash provided by financing activities	890.5	1,209.3
Effect of exchange rate changes	4.1	(5.0)
Net change in cash, cash equivalents, and restricted cash	1,020.4	347.5
Cash, cash equivalents and restricted cash — Beginning of period	1,037.0	163.0
Cash, cash equivalents and restricted cash — End of period	$ 2,057.4	$ 510.5
Supplemental Disclosures of Cash Flow Information:		
Cash paid for interest	$ 0.6	$ —
Cash paid for income taxes	$ 2.9	$ 1.0
Supplemental Disclosures of Non-Cash Investing and Financing Information:		
Conversion of convertible preferred stock to common stock	$ —	$ (941.1)
Property and equipment accrued but unpaid	$ 42.4	$ 21.2
Stock-based compensation capitalized for software development costs	$ 3.1	$ 1.5

PELOTON Q3: 2021 | 15

PELOTON INTERACTIVE, INC.

KEY OPERATING METRICS AND NON-GAAP FINANCIAL MEASURES

In addition to the measures presented in our interim condensed consolidated financial statements, we use the following key operational and business metrics and non-GAAP financial measures to evaluate our business, measure our performance, develop financial forecasts, and make strategic decisions.

	Three Months Ended March 31,	
	2021	2020
Ending Connected Fitness Subscriptions	2,080,860	886,100
Average Net Monthly Connected Fitness Churn	0.31%	0.46%
Total Workouts (in millions)	149.5	44.2
Average Monthly Workouts per Connected Fitness Subscription	26.0	17.7
Subscription Gross Profit (in millions)	$ 154.5	$ 56.8
Subscription Contribution (in millions) (1)	$ 163.7	$ 62.4
Subscription Gross Margin	64.6%	57.8%
Subscription Contribution Margin (1)	68.4%	63.6%
Net loss (in millions)	$ (8.6)	$ (55.6)
Adjusted EBITDA (in millions) (2)	$ 63.2	$ 23.5
Adjusted EBITDA Margin (2)	5.0%	4.5%

(1) *Please see the section titled "Non-GAAP Financial Measures—Subscription Contribution and Subscription Contribution Margin" for a reconciliation of Subscription Gross Profit to Subscription Contribution and an explanation for why we consider Subscription Contribution and Subscription Contribution Margin to be helpful metrics for investors.*

(2) *Please see the section titled "Non-GAAP Financial Measures—Adjusted EBITDA and Adjusted EBITDA Margin" for a reconciliation of Net (loss) income to Adjusted EBITDA and an explanation for why we consider Adjusted EBITDA to be a helpful metric for investors.*

CONNECTED FITNESS SUBSCRIPTIONS

Our ability to expand the number of Connected Fitness Subscriptions is an indicator of our market penetration and growth. We define a Connected Fitness Subscription as a person, household, or commercial property, such as a hotel or residential building, who has either paid for a subscription to a Connected Fitness Product (a Connected Fitness Subscription with a successful credit card billing or with prepaid subscription credits or waivers) or requested a "pause" to their subscription for up to 3 months. We do not include canceled or unpaid Connected Fitness Subscriptions in the Connected Fitness Subscription count.

AVERAGE NET MONTHLY CONNECTED FITNESS CHURN

We use Average Net Monthly Connected Fitness Churn to measure the retention of our Connected Fitness Subscriptions. We define Average Net Monthly Connected Fitness Churn as Connected Fitness Subscription cancellations, net of reactivations, in the quarter, divided by the average number of beginning Connected Fitness Subscriptions in each month, divided by three months. This metric does not include data related to our Digital Subscriptions for Members who pay a monthly fee for access to our content library on their own devices.

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PELOTON INTERACTIVE, INC.

KEY OPERATING METRICS AND NON-GAAP FINANCIAL MEASURES

TOTAL WORKOUTS AND AVERAGE MONTHLY WORKOUTS PER CONNECTED FITNESS SUBSCRIPTION

We review Total Workouts and Average Monthly Workouts per Connected Fitness Subscription to measure engagement, which is the leading indicator of retention for our Connected Fitness Subscriptions. We define Total Workouts as all workouts completed during a given period. We define a Workout as a Connected Fitness Subscription for Members either completing at least 50% of an instructor-led or scenic ride or run, or ten or more minutes of "Just Ride" or "Just Run" mode. We define Average Monthly Workouts per Connected Fitness Subscription as the Total Workouts completed in the quarter divided by the average number of Connected Fitness Subscriptions in each month, divided by three months.

NON-GAAP FINANCIAL MEASURES

In addition to our results determined in accordance with accounting principles generally accepted in the United States, or GAAP, we believe the following non-GAAP financial measures are useful in evaluating our operating performance.

These non-GAAP financial measures have limitations as analytical tools in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Because of these limitations, Adjusted EBITDA, Adjusted EBITDA Margin, Subscription Contribution, and Subscription Contribution Margin should be considered along with other operating and financial performance measures presented in accordance with GAAP.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found below.

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PELOTON INTERACTIVE, INC.

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

Adjusted EBITDA and Adjusted EBITDA Margin are key performance measures that our management uses to assess our operating performance and the operating leverage in our business. Because Adjusted EBITDA and Adjusted EBITDA Margin facilitate internal comparisons of our historical operating performance on a more consistent basis, we use these measures for business planning purposes. We also believe this information will be useful for investors to facilitate comparisons of our operating performance and better identify trends in our business. We expect Adjusted EBITDA Margin to increase over the long-term as we continue to scale our business and achieve greater leverage in our operating expenses.

We calculate Adjusted EBITDA as net (loss) income adjusted to exclude: other expense (income), net; income tax (benefit); depreciation and amortization expense; stock-based compensation expense; transaction and integration costs; certain litigation expenses, consisting of legal settlements and related fees for specific proceedings that arise outside of the ordinary course of our business; and specific non-recurring costs associated with COVID-19. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue.

The following table presents a reconciliation of Adjusted EBITDA to net (loss) income, the most directly comparable financial measure prepared in accordance with GAAP, for each of the periods indicated:

	Three Months Ended March 31, (dollars in millions)		Nine Months Ended March 31, (dollars in millions)	
	2021	2020	2021	2020
Net (loss) income	$ (8.6)	$ (55.6)	$ 124.2	$ (160.7)
Adjusted to exclude the following:				
Other expense (income), net	4.0	(2.7)	0.5	(9.6)
Income tax benefit	(9.1)	(0.1)	(10.8)	(0.5)
Depreciation and amortization expense	14.5	11.0	38.8	28.2
Stock-based compensation expense	41.7	20.5	108.8	56.3
Litigation and settlement expenses (1)	11.1	49.3	18.6	59.0
Transaction and integration costs (2)	6.3	0.2	9.7	0.5
Other adjustment items (3)	3.3	0.9	9.3	0.9
Adjusted EBITDA	$ 63.2	$ 23.5	$ 299.1	$ (25.9)
Adjusted EBITDA margin	5.0%	4.5%	9.7%	(2.1)%

(1) Includes litigation fees for ongoing patent infringement litigation and consumer arbitration for the three and nine months ended March 31, 2021, and confidential settlements and associated legal fees relating to two previously disclosed legal matters—"Downtown Music Publishing LLC et. al v. Peloton Interactive" and "Flywheel Sports, Inc." for the three and nine months ended March 31, 2020.

(2) Includes transaction and integration costs primarily associated with the acquisition and integration of Precor Fitness of $5.1 million and $8.5 million for the three and nine months ended March 31, 2021, respectively and costs associated with the acquisition of Tonic Fitness Technology in the three and nine months ended March 31, 2020.

(3) Includes incremental costs associated with COVID-19 of zero and $5.9 million and asset impairment charges of $3.3 million for each of the three and nine months ended March 31, 2021, respectively, and $0.9 million of incremental costs associated with COVID-19 for the three and nine months ended March 31, 2020, respectively.

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PELOTON INTERACTIVE, INC.

SUBSCRIPTION CONTRIBUTION AND SUBSCRIPTION CONTRIBUTION MARGIN

We use Subscription Contribution and Subscription Contribution Margin to measure our ability to scale and leverage the costs of our Connected Fitness Subscriptions. The continued growth of our Connected Fitness Subscription base will allow us to improve our Subscription Contribution Margin. While there are variable costs, including music royalties, associated with our Connected Fitness Subscriptions, a significant portion of our content creation costs are fixed given that we operate with a limited number of production studios and instructors. The fixed nature of those expenses should scale over time as we grow our Connected Fitness Subscription base.

We believe that these non-GAAP financial measures are useful to investors for period-to-period comparisons of our business and in understanding and evaluating our operating results because our management uses Subscription Contribution and Subscription Contribution Margin in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance.

We define Subscription Contribution as subscription revenue less cost of subscription revenue, adjusted to exclude from cost of subscription revenue, depreciation and amortization expense and stock-based compensation expense. Subscription Contribution Margin is calculated by dividing Subscription Contribution by subscription revenue.

The following table presents a reconciliation of Subscription Contribution to subscription gross profit, the most directly comparable financial measure prepared in accordance with GAAP, for each of the periods indicated:

	Three Months Ended March 31, (dollars in millions)		Nine Months Ended March 31, (dollars in millions)	
	2021	2020	2021	2020
Subscription Revenue	$ 239.4	$ 98.2	$ 590.6	$ 242.5
Less: Cost of Subscription	84.8	41.4	227.0	103.3
Subscription Gross Profit	$ 154.5	$ 56.8	$ 363.6	$ 139.2
Subscription Gross Margin	64.6%	57.8%	61.6%	57.4%
Add back:				
Depreciation and amortization expense	$ 4.9	$ 4.3	$ 13.9	$ 11.7
Stock-based compensation expense	4.3	1.4	13.9	3.6
Subscription Contribution	$ 163.7	$ 62.4	$ 391.3	$ 154.5
Subscription Contribution Margin	68.4%	63.6%	66.3%	63.7%

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